For Immediate Release	Contact: John A. Stiles John A. Stiles & Associates, L.L.C. 314-994-0560

F. Ross Johnson Elected Chairman
Of AuthentiDate Holding Corp.

- Company also announces earnings release date and conference call -

Schenectady, NY—January 28, 2005—AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that F. Ross Johnson has been elected to serve as Chairman of the Company’s Board of Directors. Mr. Johnson joined the AuthentiDate Board in December 2003.

In addition, AuthentiDate announced that it has reorganized its three Board Committees. The Company’s Audit Committee will be comprised of Roger O. Goldman, J Edward Sheridan, Ranjit C. Singh and J. David Luce. Mr. Goldman will serve as Chairman of the Audit Committee.

The Company’s Nominating and Corporate Governance Committee will include Charles C. Johnston, F. Ross Johnson, Mr. Luce and Mr. Singh, with Mr. Johnston serving as Chair.

Mr. Sheridan will Chair the Company’s Management Resources and Compensation Committee and the committee will also include Mr. Johnston and Mr. Luce.

The Company also announced that it will report financial results for its fiscal second quarter on Tuesday, February 8, 2005 after the close of the regular trading session.

The Company stated that management would hold a conference call with investors at 4:30 p.m. EST on Tuesday, February 8, 2005. The dial-in number for the call is 877-502-9273, reservation number 4852597. The dial-in number for international callers is 913-981-5582. A replay of the call will be available one hour upon the completion of the call and will be accessible until 5:00 p.m. EST on Friday, February 18, 2005. Investors wishing to listen to the replay can access it at 719-457-0820, reservation number 4852597.

The call will also be web cast live, as well as archived, on the Company’s website at www.authentidatehc.com. To access the web cast, click on the “Investor” link on the site and then click on the “Audio Archives” link.

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells a complete line of proprietary document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical uses the AuthentiDate service in the medical supply business.

- more -

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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